SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 18, 2004

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

Pricing of Pacific Gas and Electric Company’s Mortgage Bonds

On March 18, 2004, Pacific Gas and Electric Company (Utility) priced a public offering of $6.7 billion in first mortgage bonds, which is part of its financing plan to emerge from Chapter 11.  The $6.7 billion in first mortgage bonds were offered in multiple tranches consisting of 3.60% First Mortgage Bonds due 2009 in the principal amount of $600 million, 4.20% First Mortgage Bonds due 2011 in the principal amount of $500 million, 4.80% First Mortgage Bonds due 2014 in the principal amount of $1 billion, 6.05% First Mortgage Bonds due 2034 in the principal amount of $3 billion, and Floating Rate First Mortgage Bonds due 2006 in the principal amount of $1.6 billion.  Net proceeds of the offering, subject to satisfaction of certain conditions to implement the Utility’s confirmed plan of reorganization, are expected to be used to pay allowed creditor claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
CHRISTOPHER P. JOHNS
Christopher P. Johns Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
DINYAR B. MISTRY
Dinyar B. Mistry Vice President and Controller

Dated: March 18, 2004